Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2005 relating to the financial statements and financial statement schedule, which appears in LogicVision, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
April 29, 2005